SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  March 1, 2004
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                Date of Report (Date of earliest event reported)

                 Hotel Outsource Management International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                        6719                  13-4167393
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(State or Other Jurisdiction of     Commission File          (I.R.S. Employer
Incorporation or Organization)          Number              Identification No.)

80 Wall Street, Suite 815, New York, New York 10005                    08701
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(Address of Principal Executive Offices)                            (Zip Code)

                                  212-344-1600
               Registrant's telephone number, including area code

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          (Former Name or former Address, if Changed Since Last Report)

Item 5- Other Events

      On March 1, 2004 the HOMI's board of directors approved two loans with related parties, Jacob Ronnel, Chief Executive Officer, President and a director of HOMI, and Ariel Almog, Chief Operation Officer, Secretary and a director of HOMI. Each loan is for $150,000, bears interest at 4% per annum and is due December 31, 2008. Each loan may be extended, at the Company's option, for an additional five years period. Mr. Ronnel and Mr. Almog each recused himself from the vote on his loan to HOMI.

      On March 10, 2004, HOMI's board of directors approved a loan to HOMI by Avraham Bahry and Rodia Mihali. Both Mr. Bahry and Mr. Mihali are shareholders of HOMI. Mr. Mihali is a director of HOMI. The amount of the loan is $300,000, which bears interest at the rate of LIBOR for six month loans plus 1% per annum. The loan is due June 30, 2004, but may be converted into shares of HOMI's common stock in the event HOMI engages in a rights offering or other offering of securities. This loan is secured by all of the assets of HOMI. Mr. Mihali recused himself form the vote on this loan of HOMI.

EXHIBIT
NUMBER   DESCRIPTION
------   -----------

99.1     Loan Agreement by and between HOMI and Jacob Ronnel dated
         December 1, 2003.

99.2     Loan Agreement by and between HOMI and Ariel Almog dated
         December 1, 2003.

99.3 Loan Agreement by and between HOMI and Rodia Mihali and Avraham Bahry dated March 5, 2004.


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

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

March 31, 2004                          Hotel Outsource Management
                                          International, Inc.


                                     By /s/ Jacob Ronnel
                                        ----------------------------------------
                                        Name:  Jacob Ronnel
                                        Title: President and
                                               Chief Executive Office


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